  EXHIBIT 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main Fax	212.407.4000 212.407.4990

August 22, 2024

Airship AI Holdings, Inc.

8210 154th Ave NE

Redmond, WA  98052

Re: Registration Statement on Form S-1 (File No. 333-281333)

Ladies and Gentlemen:

We have acted as counsel to Airship AI Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1 (File No. 333-281333), as amended prior to being declared effective (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission.  The Registration Statement relates to (i) up to $10,000,000 aggregate public offering price of a presently indeterminate number of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”); (ii) the shares of Common Stock underlying the Warrants (the “Warrant Shares”); (iii) warrants to be issued to the placement agents in the Company’s offering (the “Placement Agent Warrants”) to purchase up to 10% of the number of shares of Common Stock sold in the offering; and (iv) the shares of Common Stock underlying the Placement Agent  Warrants (the “Placement Agent Shares”).

In connection with this opinion letter, we have examined (i) the Registration Statement, (ii) originals, or copies, certified or otherwise identified to our satisfaction of the form of the Company’s Certificate of Incorporation, as amended, and Bylaws, each in the form filed as an exhibit to the Registration Statement, (iii) the securities purchase agreement to be entered into by and between the Company and the investors in the Company’s offering (the “Securities Purchase Agreement”), in the form filed as an exhibit to the Registration Statement, (iv) the Warrants, in the form filed as an exhibit to the Registration Statement, (v) the placement agency agreement to be entered into by and between the Company and Roth Capital Partners, LLC and The Benchmark Company, LLC, acting as placement agents, in the form filed as an exhibit to the Registration Statement (the “Placement Agency Agreement”), (vi) the Placement Agent Warrants, in the form filed as an exhibit to the Registration Statement, (vii) the resolutions and other actions of the Company’s board of directors that authorize and provide for the filing of the Registration Statement, the execution of the Securities Purchase Agreement and the Placement Agency Agreement, the offer and sale of the Shares, the Warrants and the Warrant Shares and the issuance of the Placement Agent Warrants and the Placement Agent Shares (the “Board Resolutions”), and (viii) such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company as to questions of fact material to this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photo static copies and the authenticity of the originals of all documents submitted to us as copies.

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Airship AI Holdings, Inc. August 22, 2024 Page 2

Based upon the foregoing, we are of the opinion that:

1. The Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2. The Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

4. The Placement Agent Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Placement Agency Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Placement Agent Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations, and (ii) the laws of the State of New York.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP

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